SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated October 3, 2002

of

ARRIS GROUP, INC.

A Delaware Corporation
IRS Employer Identification No. 58-2588724
SEC File Number 001-16631

11450 Technology Circle
Duluth, Georgia 30097
(678) 473-2000

SIGNATURES
EX-4.1 RIGHTS AGREEMENT
EX-99.1 PRESS RELEASE

Item  5.   Other Events.

     The Board of Directors of ARRIS Group, Inc. has declared a dividend of one Right for each outstanding share of its common stock to its stockholders of record at the close of business on October 25, 2002, called the Record Date. Each Right entitles the registered holder to purchase from ARRIS one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at a purchase price of $37.00, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, dated as of October 3, 2002, between ARRIS and The Bank of New York, as Rights Agent (the “Rights Agreement”). All terms not otherwise defined herein shall have the meanings attributed to them in the Rights Agreement.

     Initially, the Rights will be attached to all common stock certificates representing shares then outstanding, and no separate Rights certificates will be distributed. The Rights will separate from the common stock and a distribution date will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has (subject to certain exceptions) acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of our common stock (the “Stock Acquisition Date”), other than as a result of repurchases of stock by ARRIS (such person, subject to certain exceptions, an “Acquiring Person”), or (ii) ten business days (or such later date as the board shall determine) following (x) the commencement of a tender offer or exchange offer that, if successfully completed, would result in a person or group becoming an Acquiring Person of such outstanding shares of our common stock or (y) the date of the public announcement of the interest of any person or group (subject to certain exceptions) to commence a tender offer or exchange offer that, if successfully completed, would result in the person becoming an Acquiring Person of such outstanding shares of our common stock.

     Until the Distribution Date, (i) the Rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (ii) new common stock certificates issued after the record date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the Rights associated with the common stock represented by such certificate. The Rights Agreement provides that, until the Distribution Date (or the earlier expiration or redemption of the Rights), one new Right will be issued by ARRIS for each share of common stock issued by ARRIS after the Record Date.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 3, 2012, unless earlier redeemed by ARRIS as described below.

     The purchase price payable, and the number of shares of Series A Participating Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series A Participating Preferred Stock, (ii) in the event ARRIS grants rights, options or warrants to all of the holders of the Series A Participating Preferred Stock, or (iii) upon the distribution of evidences of indebtedness or assets (other than a regular quarterly cash dividend or dividends payable in Series A Participating Preferred Stock) or of subscription rights, options or warrants (other than those referred to above) to all holders of the Series A Participating Preferred Stock; provided, however, in no event will the exercise price of the Rights be less than the aggregate par value of the shares of Series A Participating Preferred Stock or other securities of ARRIS that are issued upon exercise

1

of the Right. The number of Rights and the number of shares of Series A Participating Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the common stock.

     As soon as practicable after the Distribution Date, Rights certificates will be mailed to holders of record of our common stock as of the close of business on the Distribution Date and, thereafter, the separate Rights certificates alone will represent the Rights. Except as otherwise determined by the board, only shares of our common stock issued prior to the Distribution Date will be issued with Rights.

     Each share of Series A Participating Preferred Stock purchasable upon exercise of the Rights will have a preferential dividend equal to 1,000 times the aggregate per share amount of all cash dividends declared on the common stock, and 1,000 times the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of common stock or a subdivision of the outstanding common stock) declared on the shares of common stock. In the event of a liquidation, dissolution or winding up of ARRIS, the holders of the Series A Participating Preferred Stock will be entitled to receive an aggregate amount per share equal to 1,000 times the aggregate amount distributed per share to each holder of shares of common stock plus any accrued and unpaid dividends on the Series A Participating Preferred Stock. In the event of any merger, consolidation, combination or other transaction in which shares of common stock are exchanged, each share of Series A Participating Preferred Stock will be similarly exchanged in an amount per share equal to 1,000 times the amount and type of consideration received per share of common stock. The rights of the shares of Series A Participating Preferred Stock as to dividends and liquidation, and in the event of a merger or consolidation, are protected by antidilution provisions.

     In the event a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of the company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     In the event that, at any time following the Stock Acquisition Date, (i) we are acquired in a merger or other business combination transaction in which we are not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph), or (ii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided) shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the immediately preceding paragraph are referred to as the “Triggering Events.”

     At any time after a person becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding common stock, the board may exchange the Rights (other than Rights owned by the person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock per Right (subject to adjustment).

     At any time prior to ten business days following the Stock Acquisition Date, the board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, common stock or other consideration deemed appropriate by the board). Immediately upon the

2

action of the board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

     Until a Right is exercised, the holder of a Right will have no rights by virtue of ownership as a stockholder of the company, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Rights Agreement may be amended by the board prior to the Distribution Date. From and after the Distribution Date, the provisions of the Rights Agreement may be amended by the board in order to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provision, to make changes which do not materially and adversely affect the interests of holders of Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment may be made to lengthen the time period relating to when Rights may be redeemed at such time as the Rights are not redeemable or to lengthen any other period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the Rights (other than an Acquiring Person or its affiliates and associates).

     The Rights are intended to protect ARRIS stockholders in the event of an unfair or coercive offer to acquire us and to provide our Board of Directors with adequate time to evaluate unsolicited offers. The Rights may have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on a substantial number of Rights being acquired. The Rights, however, should not affect any prospective offer or willing to make an offer at a fair price and determined by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors.

     A copy of the Rights Agreement is available free of charge from us. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached as Exhibit 4.1 to this Report and incorporated herein by reference.

Item  7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.1	Rights Agreement, between ARRIS Group, Inc. and The Bank of New York, as Rights Agent, which includes as Exhibit A the Form of Certificate of Designations, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights.

99.1	Press Release.

3

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arris Group, Inc.

	By:	/s/ Lawrence A. Margolis Lawrence A. Margolis Executive Vice President
Dated: October 3, 2002

4